UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 28, 2001


                            WORLD INTERNETWORKS, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                   033-05844-NY                 87-0575839
           ------                   ------------                 ----------
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

625 Cochran Street, Simi Valley, California              93065
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code:   (805) 582-3600



          (Former name or former address, if changed since last report)

Item 8.  Change in Fiscal Year.

         Effective November 28, 2001, the Company elected to change its fiscal year end. The Company's previous fiscal year end was February 28. The Company's new fiscal year end is December 31. The transition period report for the period ended December 31, 2001 will be filed on Form 10-KSB. As a result of the change in fiscal year, the Company will not file a quarterly report on Form 10-QSB for the period ended November 30, 3001.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       WORLD INTERNETWORKS, INC.

Date:  November 28, 2001               By: /s/ Robert Genesi
                                       ---------------------
                                               Robert Genesi, President